Exhibit 10.6

LEASE AGREEMENT BY AND BETWEEN

RANDAL J. STEWART AND ANNE J. STEWART

DBA PALM COURT PROPERTIES

“Landlord”

AND

VERITEST, INC.

“Tenant”

AT

133 KEYBRIDGE DRIVE,

Suite B and Suite F (including additional office adjacent to suite F)

MORRISVILLE, NORTH CAROLINA

TABLE OF CONTENTS

1.	PREMISES AND TERM	1

2.	BASE RENT, TICAM, OPTION TO RENEW, AND SECURITY DEPOSIT	1

3.	UTILITIES	3

4.	COMPLIANCE WITH LAWS AND USE	3

5.	REPAIRS AND MAINTENANCE	4

6.	ALTERATIONS	5

7.	SIGNS	6

8.	INSPECTION	6

9.	ASSIGNMENT AND SUBLETTING	6

10.	FIRE AND CASUALTY DAMAGE	7

11.	LIABILITY AND INSURANCE	8

12.	CONDEMNATION	9

13.	HOLDING OVER AND TERMINATION	9

14.	QUIET ENJOYMENT	10

15.	EVENTS OF DEFAULT	10

16.	REMEDIES	10

17.	MORTGAGES	12

18.	MECHANIC’S LIENS	12

19.	NOTICES	12

20.	BROKER’S CLAUSE	14

21.	LANDLORD’S LIABILITY	14

22.	HAZARDOUS MATERIALS	14

23.	MISCELLANEOUS	15

	EXHIBIT A- PROPERTY DESCRIPTION	20
	EXHIBIT B- RULES AND REGULATIONS	22

2

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”), is made and entered into as of the          day of August, 2005, by and between Randal J. Stewart and Anne J. Stewart dba Palm Court Properties (the “Landlord”), and VeriTest, Inc. (the “Tenant”).

W I T N E S S E T H:

1. PREMISES AND TERM.

(a) PREMISES. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, certain premises known as Suite B and Suite F (including additional office adjacent to suite F) comprised of 2,416 rentable square feet (the “Premises”) in a building known as 133 Keybridge Drive (the “Building”) situated on certain land (the “Land”) in the Town of Morrisville, County of Wake, State of North Carolina, more particularly described on Exhibit A, attached hereto and incorporated herein by reference, together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the Premises.

The Landlord represents and warrants that the Premises and all improvements thereto are and shall be in good and occupiable condition as of the date of possession as set forth herein. Additionally, the Landlord will provide to the Tenant a certification by an independent licensed HVAC technician that the HVAC system for the Premises is in good working order. Except as provided above, the Premises are leased by Tenant “as is”. Except as provided above, the Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such representations or promises are expressly set forth in this Lease.

(b) TERM.

TO HAVE AND TO HOLD the same for a term of twelve (12) months commencing on October 1, 2005 (the “Commencement Date”), and ending on September 30, 2006, (the “Termination Date”) unless sooner terminated pursuant to the provisions hereof.

Landlord shall allow the Tenant to enter the Premises for electrical upgrades, wiring, telecommunications, and testing during the month of September. Any modifications to the electrical service to the Premises shall be performed through the use of a licensed electrician. The Landlord shall have the right to approve such modifications and such approval will not be unreasonable withheld.

2. BASE RENT, TICAM, OPTION TO RENEW, AND SECURITY DEPOSIT.

(a) BASE RENT.

Tenant agrees to make monthly payments of base rent to Landlord for the Premises (“Base Rent”), in advance, without demand, deduction or offset, in lawful money of the United States, at the annual rate of $12.50 per rentable square foot of the Premises, or $2,516.67 per month, commencing on November 1, 2005, and continuing on the first day of each and every month thereafter until the Termination Date. Rent payments for any fractional calendar month at the end, or the beginning of the term of the Lease, shall be prorated

(b) TAXES, INSURANCE AND COMMON AREA MAINTENANCE.

Beginning on the November 1, 2005, and continuing for the entire term hereof, Tenant shall pay to Landlord, as additional rental, Tenant’s pro rata share of all Taxes, Insurance and Common Area Maintenance (TICAM) expenses at a rate of $2.00 per square foot, or $402.67 per month for the initial term of this lease. Such rate is based upon the Landlord’s good faith estimate of TICAM expenses for the Term of the Lease.

Taxes includes taxes, assessments and governmental charges of any kind or nature whatsoever levied or assessed against the Land and the Building by any municipality, county, or other governmental agency. Insurance includes insurance premiums for commercial general liability, flood, and fire and extended coverage insurance on the Building and the Land. Common Area Maintenance includes the costs and expenses of the operation, repair and maintenance of the Premises, the Building, its interior and exterior common areas, and driveways and parking areas, including, but not limited to, the costs of lawn maintenance, driveway and parking area maintenance for the Premises and for the streets and roadways providing access to the Building and the Land, management and supervisory fees, exterior lighting maintenance, snow removal, repair and maintenance of paved areas, cleaning supplies, miscellaneous building supplies, sweeper brushes, supplies for materials used in common by all tenants of the complex in which the Premises are located, external paint for the Building, exterior and interior common area maintenance, external plumbing for the Building, utility costs for exterior lighting and lighting in common areas, insect and pest extermination, signs for the complex in which the Premises are located, fuel for vehicles and street sweepers used by Landlord in the complex in which the Premises are located and miscellaneous maintenance expenses, heat, air conditioning, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, window glass replacement and repair, compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation and/or maintenance of the Building, and trash removal at the Building unless any such services are contracted for and paid directly by Tenant.

(c) RENT AND TICAM CONCESSION FOR THE FIRST MONTH.

As an incentive for the Tenant to enter into this Lease, Landlord has agreed to provide Tenant with the first month of free Base Rent and TICAM in the preceding sections 2(a) and (b) of this Lease. In any Event of Default, as defined in this Lease, Tenant shall be required to immediately pay the Landlord for the first month of Base Rent and TICAM.

(d) OPTION TO RENEW.

The Tenant shall have the option to renew the lease for one twelve-month term beginning October 1, 2006 by giving written notice to Landlord at least ninety (90) days in advance of the Termination Date. If the lease is renewed, the Base Rent for the renewal period shall increase 3.0% to $2,592.17 per month and the TICAM expenses for the renewal period will be based upon Landlord’s good faith estimate of TICAM expenses for that period.

(e) SECURITY DEPOSIT.

Tenant shall pay to Landlord on or before the execution date hereof the sum of $5,033.34 to be held by Landlord as security for the performance by Tenant of all obligations imposed on Tenant pursuant to this Lease (hereinafter the “Security Deposit”). Landlord shall not be required to apply all or any portion of the security deposit with respect to any particular violation or default by Tenant but Landlord may apply all or any portion of the security deposit to any violation, breach, or default by Tenant hereunder. Landlord shall deposit the security deposit in an interest bearing commercial bank account, with any interest accrued thereon to be for the benefit of the Landlord. Tenant shall reimburse Landlord for such portions of the security deposit as Landlord shall from time to time apply with respect to any violation, breach, or default by Tenant hereunder promptly upon written notice of such application by Landlord. Any portion of the security deposit which has not been appropriated by Landlord in accordance with the provisions hereof shall be returned to Tenant forthwith upon the termination of this Lease.

If Landlord conveys Landlord’s interest under this Lease, if permitted under this Lease, the security deposit, or any part thereof not previously applied, may be released by Landlord to Landlord’s grantee, and if so released, Tenant agrees to look solely to such grantee for the proper application and return thereof in accordance with the terms of this Section 2. Tenant agrees that Tenant will not assign, and that neither Landlord, nor its successors and assigns, shall be bound by any such assignment, encumbrance or pledge, attempted assignment, attempted pledge, or attempted encumbrance of the security deposit.

(f) PROVISIONS TO SURVIVE LEASE TERMINATION.

Any unperformed obligations of the Landlord and Tenant under this Section 2 shall survive the termination of the Lease, for whatever reason, or any extension or renewal hereof.

3. UTILITIES.

(a) Tenant shall pay all charges for all water, electrical, telephone, sewer, and other utilities or services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto. Tenant shall also furnish all electric light bulbs and tubes required for the Premises. If any such services are not separately metered to Tenant, Landlord shall bill Tenant and Tenant shall pay to Landlord the Tenant’s pro-rata proportion of utilities based on square footage of all charges jointly metered with other tenants of the Building.

(b) Landlord shall in no event be liable for any interruption or failure of utility services on the Premises, unless such condition is caused by the negligence or willful misconduct of the Landlord or any person or entity acting on behalf of the Landlord. Landlord agrees to provide at Landlord’ cost, all utility line connections into the Premises.

4. COMPLIANCE WITH LAWS AND USE.

(a) The Premises shall be used only for the following purposes: for general office purposes. Tenant shall conduct no activity that will result in the discharge of harmful gases, effluents or other wastes or toxic substances. Outside storage, including, without limitation, trucks and other vehicles, is prohibited without Landlord’s prior written consent. Tenant shall at its sole cost and expense obtain any and all licenses and permits necessary for its use of the

Premises. Tenant shall comply with all governmental laws, ordinances and regulations relating to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to permeate in or emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or unreasonably interfere with their respective premises. Without Landlord’s prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive, inflammable, combustible, corrosive, caustic or poisonous. Tenant will not permit the Premises to be used for any purpose or in any manner (including, without limitation, any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. Tenant shall give notice to Landlord immediately upon the occurrence of any accident in the Premises or upon Tenant’s discovery of any defects thereon or in any fixtures or equipment located therein or upon the occurrence of any emergency in the Premises or the Building.

(b) Tenant, at its expense, in its use of the Premises and in making any alterations, renovations, upfit or modifications of the Premises, as provided herein, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Premises, including, but not limited to, the provisions of the Americans with Disabilities Act of 1990, as amended, and with recorded covenants, conditions and restrictions applicable for the Land and Building. Tenant shall have no responsibility for such compliance of the Land, Building, common areas and any other areas not comprising the Premises; such compliance shall be the sole and exclusive responsibility of the Landlord.

5. REPAIRS AND MAINTENANCE.

(a) Landlord shall maintain, repair and replace only the plumbing work (other than repairs due to the negligence of the Tenant), roof, downspouts, gutters, foundation, utility lines located outside the Premises and the structural soundness of the exterior walls of the Building, the common areas of the Building, the parking lot and other portions of the Land in good repair, reasonable wear and tear excepted. Tenant shall repair, replace and pay for, any damage to the foregoing caused by the negligence of Tenant or Tenant’s employees, agents or invitees, or caused by Tenant’s default hereunder. The term “walls” as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect.

(b) Tenant shall at its own cost and expense maintain, repair and replace all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs and replacements, including, but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls, finish work, floors and floor covering, heating and air conditioning systems, fixtures and regular removal of trash and debris, and plumbing work repairs due to negligence of the Tenant.

(c) If either party hereto shall fail to fulfill its obligations under this paragraph, the other party hereto may enter upon the area of the Building or the Premises as required to conduct the obligations of the defaulting party, and shall be entitled to reimbursement from the defaulting party for its actual costs and expenses in conducting such obligations. The defaulting party shall reimburse the other party hereto for its actual costs and expense promptly upon demand made by the other party hereto. The provisions of this subparagraph shall not be interpreted to obligate either party hereto to conduct obligations of the other party hereto.

(d) Tenant shall maintain all heating and air conditioning systems and units in the Premises, including the removal and replacement of filters. Tenant shall provide for the reasonable cleaning of the Premises and the removal of all trash and debris. If such services are performed by third parties, contracts for such services shall be with parties and upon such terms and conditions as shall be reasonably approved by Landlord. Tenant shall provide Landlord a copy of such contracts within five days of the execution of this Lease.

(e) Tenant shall not damage any demising wall of the Building, or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

(f) In the event the Premises constitute a portion of a multiple occupancy building, Tenant and its employees, customers and licensees shall have the non-exclusive right to use the parking areas as may be designated by Landlord in writing, subject to reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Parking shall be available at the Premises for the nonexclusive use of Tenant. Landlord shall provide reasonable assistance to the Tenant for enforcing Tenant’s parking rights against any third parties.

6. ALTERATIONS.

(a) Tenant shall not make any alterations, additions or improvements to the Premises (including, but not limited to, roof and wall penetrations) without the prior written consent of Landlord in Landlord’s sole discretion. Tenant may, with the consent of Landlord, but at its own cost and expense and in a good workmanlike manner, erect such shelves, bins and trade fixtures as it may deem advisable, without altering the basic character or structure of the Premises or improvements and without overloading or damaging the Premises or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. Tenant shall not make any alterations, additions or improvements to the Premises which will contravene Landlord’s policies insuring against loss or damage by fire or other hazards, including but not limited to commercial general liability, or which will prevent Landlord from securing such policies in companies acceptable to Landlord. If any such alterations, additions or improvements cause the rate of fire or other insurance on the Premises by companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Premises for permitted uses thereof, Tenant shall pay as additional rent the amount of any such increase promptly upon demand by Landlord.

(b) Any and all alterations, additions, improvements, partitions and fixtures erected by Tenant shall be the property of Landlord and shall remain at the Premises upon termination of the Lease or upon earlier vacating of the Premises, except that shelves, bins and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease provided such removal may be accomplished without damage to the Premises or to the primary structure or structural qualities of the Building and other improvements situated on the Premises. Tenant shall repair any damage to the Premises, or to the Building as a result of any alteration, addition, improvement, or repair to the Premises, or the removal of personal property or trade fixtures by Tenant, its employees, agents, invitees, or contractors to the Premises, reasonable wear and tear excepted. Should Tenant fail to conduct any such repair within ten days of written notice from Landlord, Landlord may, at its option, perform same, and Tenant shall remit payment to Landlord for the actual cost and expense incurred by Landlord in effecting such repair immediately upon demand.

7. SIGNS. Tenant shall have the right to install signs upon the Premises at Tenant’s expense only when first approved in writing by Landlord, in Landlord’s sole discretion, and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs upon the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises, and Tenant shall repair any injury or defacement, including, without limitation, discoloration of the Building caused by such installation and/or removal.

8. INSPECTION. Landlord and Landlord’s agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, upon 24 hours notice to the Tenant, for the purpose of ascertaining the condition of the Premises, in order to make such repairs as may be required or permitted to be made by Landlord to the Building or any adjacent space, under the terms of this Lease, or in order to show the Premises to any prospective purchaser or lender. In the event that the Tenant does not elect to renew the Lease as provided in Section 2(d), above, Landlord and Landlord’s agents and representatives shall have the right to enter the Premises at any reasonable time during business hours, upon 24 hours notice to the Tenant, for the purpose of showing the Premises to any prospective tenant, and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall schedule with Landlord at least thirty (30) days prior to vacating the Premises a time mutually agreeable to the parties hereto for a joint inspection of the Premises prior to vacating. In the event of Tenant’s failure to give notice or arrange such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibilities for repairs and restoration.

9. ASSIGNMENT AND SUBLETTING. Tenant shall not sublet the Premises or the interest of Tenant therein in whole or in part, or assign this Lease or the interest of Tenant therein in whole or in part, without the prior written consent of Landlord, which consent the Landlord shall not unreasonably withhold. Further, Tenant may not sell, lien, or encumber its interest in this Lease, or assign or delegate the management or permit the use or occupancy of the Premises in whole or in part by anyone other than Tenant without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. Landlord and Tenant acknowledge and agree that the foregoing provisions have been freely negotiated by the parties hereto and that Landlord would not have entered into this Lease without Tenant’s consent to the terms of this Paragraph 9.

In no event shall this Lease be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency, or reorganization proceedings. No assignment, transfer, mortgage, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee or subtenant, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord’s approval in any other case. If for any approved assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the base rent hereunder, or in case of a sublease of part of the Premises, in excess of the portion of such rent fairly allocable to such part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord as additional rent the full excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

If Tenant is a corporation and if the person or persons who own a majority of its voting shares at the time of the execution hereof cease to own a majority of such shares at any time hereafter, except as a result of transfers by gift, bequest or inheritance, Tenant shall so notify Landlord. In the event of such change of ownership, whether or not Tenant has notified Landlord thereof, Landlord may terminate this Lease by notice to Tenant effective ninety (90) days from the date of such notice from Tenant, or the date on which Landlord first has knowledge of such transfer, whichever shall first occur.

If Tenant is a partnership and if any partner or partners withdraw from the partnership, or if the partnership is otherwise dissolved, Tenant shall so notify Landlord. In the event of such withdrawal or dissolution, Landlord may terminate this Lease by notice to Tenant effective thirty (30) days from the date of such notice from Tenant or the date on which Landlord first has knowledge of such withdrawal or dissolution, whichever shall first occur.

Notwithstanding any provision of this Lease to the contrary, should Tenant receive consent from Landlord to sublease or assign its interest in the Premises and seek to sublease or assign its interest in the Premises in accordance with this paragraph, Tenant shall not use the name of Landlord, any insignia of Landlord, or any likeness of the Building in any of its advertising for such sublease or assignment.

10. FIRE AND CASUALTY DAMAGE.

(a) Landlord agrees to maintain standard fire and extended coverage insurance for the Building in an amount not less than 80% (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the “replacement cost” thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against special causes of loss, including, the perils of fire, and lightning, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State of North Carolina. Subject to the provisions of subparagraphs 10(c), 10(d) and 10(e) below, such insurance shall be for the sole benefit of Landlord and under its sole control.

(b) If the Premises should be damaged or destroyed by any peril covered by the insurance to be provided by Landlord under subparagraph 10(a) above, Tenant shall give immediate written notice thereof to Landlord.

(c) If the Premises should be totally destroyed by any peril covered by the insurance to be provided by Landlord under subparagraph 10(a) above, or if they should be so damaged thereby that rebuilding or repairs cannot in Landlord’s estimation be completed within thirty (30) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

(d) If the Premises should be damaged by any peril covered by the insurance to be provided by Landlord under subparagraph 10(a) above, but only to such extent that rebuilding or repairs can, in Landlord’s estimation, be completed within thirty (30) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall, at its sole cost and expense, thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances, as determined by Landlord.

(e) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, such termination to be effective either (i) ninety (90) days following such notice or (ii) such earlier date as may be elected by the Tenant in its sole discretion, whereupon all rights and obligations hereunder thereafter accruing shall cease and terminate.

(f) The obligation of Landlord in this paragraph 10 to repair and restore the Premises and the Building as provided herein, does not include an obligation of Landlord to repair the fixtures, equipment, or personal property of Tenant, which Tenant shall insure for its benefit, and Tenant shall have the obligation to repair and restore in the event of a casualty or other loss.

11. LIABILITY AND INSURANCE. Landlord hereby covenants and agrees that it will at all times indemnify, defend (with counsel approved by Tenant) and hold safe and harmless the Tenant (including, without limitation, its shareholders, directors and officers) and the Tenant’s agents, employees, representatives, patrons, invitees, licensees and visitors from any loss, liability, claims, suits, costs, expenses, including without limitation attorney’s fees and damages, both real and alleged, incurred by Tenant, its agents, employees, officers, partners, invitees, or licensees arising out of or resulting from any negligent act or omission or willful or intentional conduct by the Landlord or its employees, agents and representatives in the operation of the Land and the Building, or from a breach by the Landlord of any provision of this Lease.

Tenant hereby covenants and agrees that it will at all times indemnify, defend (with counsel approved by Landlord) and hold safe and harmless Landlord (including, without limitation, its trustees and beneficiaries if Landlord is a trust), and Landlord’s agents, employees, patrons and visitors from any loss, liability, claims, suits, costs, expenses, including without limitation attorney’s fees and damages, both real and alleged, incurred by Landlord, its agents, employees, officers, partners, invitees, or licensees arising out of or resulting from any negligent act or omission or willful or intentional misconduct by the Tenant or its employees, agents and representatives in the occupancy by Tenant of the Premises or the conduct by Tenant of its business in the Building, or from a breach by Tenant of any provision of this Lease.

Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, naming Landlord as an additional insured, and insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant’s operations in and maintenance and use of the Premises; (iv) the equipment, personal property and fixtures of Tenant located on the Premises; (v) any interruption in the conduct of the business of Tenant on the Premises; (vi) Tenant’s liability assumed under this Lease, and such other kinds of insurance as Landlord shall reasonably request. The limits of coverage maintained by Tenant for (i) commercial general liability shall be not less than $1,000,000 with respect to each occurrence, not less than $1,000,000 with respect to personal injury or death of a single person, and not less than $2,000,000 general aggregate, (ii) for business interruption insurance shall be not less than coverage for actual loss, and (iii) for replacement of the equipment, personal property and fixtures of Tenant shall be not less than full replacement value.

All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payments of premiums thereof, shall be delivered to Landlord prior to the Commencement Date. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days prior written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

Landlord shall throughout the term of this Lease keep the Building, including improvements but excluding Tenant’s property, insured against damage and destruction in the amount of $1,000,000, the estimated full replacement value of the Building.

12. CONDEMNATION.

(a) If the whole or any substantial portion of the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises by Tenant for the purposes provided herein, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of the Premises shall occur.

(b) If a portion of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the use by Tenant of the Premises is not materially interfered with, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced in an amount that shall be reasonable under all of the circumstances.

(c) In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to receive and retain all awards as may be awarded in any condemnation proceedings other than those specifically awarded Tenant for a taking of Tenant’s personal property, loss of business and moving expenses.

13. HOLDING OVER AND TERMINATION.

(a) Tenant shall upon the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord without the requirement of notice by Landlord to Tenant of the termination of this Lease, nor any grace or cure period should Tenant fail to yield up immediate possession to Landlord. Unless the parties hereto shall otherwise agree in writing, if Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than thirty (30) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one-half (1-1/2) the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 13 shall not be construed as Landlord’s consent for Tenant to hold over.

(b) Upon the termination of this Lease for whatever reason, Tenant shall quit and immediately surrender the Premises to Landlord, broom clean, in good order and condition with all repairs and maintenance required by Tenant hereunder having been performed, ordinary wear and tear excepted, and Tenant shall remove its personal property from the Premises in accordance with this Lease. Should any of the personal property or trade fixtures of Tenant remain upon the Premises after the Termination Date, all such property shall be deemed abandoned by Tenant, and Landlord may remove same at the cost and expense of Tenant with no liability to Tenant therefore, and Tenant hereby releases Landlord from all liability therefor.

14. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

15. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease:

(a) Tenant shall fail to make any payment of rent due hereunder, or payment with respect to TICAM hereunder, or any other payment or reimbursement to Landlord required herein, within five (5) days of when due; however, such default shall not be effective until Tenant has received notice of such default and has not made full payment to Landlord of amounts owed within five (5) days of such notice.

(b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(c) Tenant shall file a petition under any section or chapter of the Bankruptcy Reform Act, as amended or under any similar law or statute of the United States or any state thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

(d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

(e) Tenant shall desert or vacate all or a portion of the Premises.

(f) Tenant shall fail to yield up immediate possession of the Premises to Landlord upon termination of this Lease.

(g) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the provisions of subparagraphs (a), (b), (c), (d), (e) and (f) of this Paragraph 15), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

16. REMEDIES. Upon the occurrence of any event of default in Paragraph 15 hereof, Landlord shall have the option to pursue any remedy at law or in equity, including, but not limited to, one or more of the following remedies without any notice or demand whatsoever, but in all events the Landlord shall have an obligation to mitigate its damages:

(a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Premises and expel and remove Tenant and any other person who may be occupying the Premises or any part thereof, with or without judicial approval, by any legal means necessary, without being liable for prosecution or any claim of damages therefor; secure the Premises against unauthorized entry; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

(b) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, with or without judicial approval, by any legal means necessary, without being liable for prosecution and receive the rent thereof; secure the Premises against unauthorized entry; store any property located on the Premises at the expense of the owner thereof and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

(c) Enter upon the Premises, with or without judicial approval, by any legal means necessary, without being liable for prosecution or any claim for damages therefor, secure the Premises against unauthorized entry, remove all property of Tenant from the Premises and store it at the cost and expense of Tenant, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(d) Accelerate and demand the payment of all base rent and other charges due and payable hereunder over the term of this Lease.

In the event Tenant fails to pay any installment of base rent or TICAM hereunder within five (5) days of the due date of such installment, Tenant shall pay to Landlord on demand a late charge in an amount equal to three percent (3%) of such installment to help defray the additional cost to Landlord for processing such late payment. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord’s rights or remedies hereunder, Tenant agrees to pay any and all reasonable attorneys’ fees so incurred.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of the Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing, and no receipt of money by Landlord from Tenant after the termination of this Lease or after service of any notice or after the commencement of any suit or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such termination, notice, suit or judgment, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute waiver of such default or of Landlord’s right to enforce any such remedies with respect to such default or any subsequent default.

17. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute and provide to Landlord within five days of a request therefor, any instruments, releases or other documents which may be required by any mortgagee or trustee for the purpose of further subjecting and subordinating this Lease to the lien of any such mortgage or deed to trust.

18. MECHANIC’S LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or under the terms of this Lease.

19. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations, or other requirements with reference to the sending, mailing, or delivery of any notice by Landlord to Tenant or with reference to the sending, mailing, or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

(a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address herein below set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligations to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

(b) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when:

(i) sent by federal express or other nationally recognized overnight service providing overnight delivery, charges prepaid; or

(ii) sent by Certified or Registered Mail, return receipt requested, postage prepaid, and addressed to the parties hereto at the respective addresses set out below, or at other such addresses as they have heretofore specified by written notice delivered in accordance therewith.

LANDLORD:

Palm Court Properties

Attention: Randy Stewart

6301 Oakview Court

Hillsborough, NC 27278

With a copy to:

Michael J. Vulpis

Thomas Linderman Graham Inc.

2626 Glenwood Avenue, Suite 550

Raleigh, NC 27608

TENANT:

David Dahn, Treasurer

VeriTest, Inc.

1050 Winter Street, Suite 2300

Waltham, MA 02451

With a copy to:

General Counsel

VeriTest, Inc.

1050 Winter Street, Suite 2300

Waltham, MA 02451

If and when included within the term “Landlord”, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term “Tenant, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices to Tenant. All parties included within the terms “Landlord” and “Tenant”, respectively, shall be deemed to have received notices in accordance with the provisions of this paragraph with the same effect as if each had received such notice.

20. BROKER’S CLAUSE. Tenant warrants and represents to Landlord that it has had no dealings with any real estate broker or agent in connection with this Lease, and Tenant covenants to pay, hold harmless, and indemnify Landlord from and against any and all costs, expenses, liabilities (including reasonable attorneys’ fees), causes of action, claims or suits in connection with any compensation, commission, fee, or charges claimed by any other real estate broker or agent with respect to this Lease or the negotiation thereof, arising out of any act of Tenant. Landlord warrants and represents to Tenant that it has had no dealings with any real estate broker or agent in connection with this Lease except Thomas Linderman Graham whose address is 2626 Glenwood Avenue, Suite 550, Raleigh, NC 27608 and Landlord covenants to pay, hold harmless, and indemnify Tenant from and against any and all costs, expenses, liabilities (including reasonable attorneys’ fees), causes of action, claims or suits in connection with any compensation, commission, fee, or charges claimed by any other real estate broker or agent with respect to this Lease or the negotiation thereof, arising out of any act of Landlord.

21. LANDLORD’S LIABILITY. Notwithstanding anything to the contrary contained in this Lease, Tenant agrees and understands that Tenant shall look solely to the estate and property of Landlord in the Building for the enforcement of a judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of default or breach of Landlord in performance of its obligations under this Lease, it being intended that there will be absolutely no personal liability on the part of Landlord, its successors and assigns with respect to any of the terms, covenants, and conditions of this Lease, and no other assets of Landlord or of Landlord’s partners, if any, shall be subject to levy, execution, attachment or any other legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach, this exculpation of liability to be absolute and without exception whatsoever.

22. HAZARDOUS MATERIALS.

(a) Tenant agrees that it will not release, discharge, place, hold, or dispose of any Hazardous Material (as hereinafter defined) on, under or at the Premises, in the Building, or on the Land, and that it will not use the Premises, the Building, the Land, or any other portion thereof as a site for the treatment, storage, or disposal (whether permanent or temporary) of any Hazardous Material. Tenant further agrees that it will not cause or allow any asbestos to be incorporated into any improvements or alterations which Tenant makes or causes to be made to the Premises, or the Building.

(b) Tenant hereby agrees to indemnify, defend (with counsel reasonably approved by Landlord) and hold harmless Landlord of from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including without limitation, court costs and attorneys’ fees at all tribunal levels) which at any time or from time to time may be paid, incurred or suffered by, or asserted against Landlord for, with respect to, or as a direct or indirect result of (i) any breach by Tenant of the provisions of this Paragraph, or (ii) as a direct or indirect result of the acts or omissions of Tenant or any agent, employee, invitee, licensee, or independent contractor of Tenant, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from, onto, or into the Premises, the Building, the Land, the atmosphere, or any watercourse, body of water, or groundwater, of any

Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called “Superfund” or “Superlien” law, or any other Federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material); and the provisions of and undertakings and indemnification set forth in this paragraph shall survive the termination or expiration of this Lease, for any reason, and shall continue to be the liability, obligation and indemnification of Tenant, binding upon Tenant forever. The provisions of the preceding sentence shall govern and control over any inconsistent provision of this Lease.

(c) For purposes of this Lease, “Hazardous Material” means and includes any hazardous or toxic substance, pollutant, contaminant, gas, or petroleum product defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, any so-called “Superfund” or “Superlien”, law, the Toxic Substances Control Act, as amended, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, or any other hazardous, toxic or dangerous, waste, substance or material, gas or petroleum product, and “Applicable Laws” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, any so-called “Superfund” or “Superlien”, law, the Toxic Substances Control Act, as amended, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, or any other hazardous, toxic or dangerous, waste, substance or material, gas or petroleum product.

(d) Tenant shall provide Landlord with a list of any and all Hazardous Materials released, discharged, placed, held, or disposed of on the Premises, and certification to Landlord of compliance by Tenant with all Applicable Laws, within ten days of a request therefor by Landlord.

23. MISCELLANEOUS.

(a) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(b) The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. Each party agrees to furnish to the other, promptly upon demand, a resolution, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(c) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(d) Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease.

(e) This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(f) All obligations of Tenant or Landlord hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations concerning the condition of the Premises. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for real estate taxes and insurance premiums owing hereunder but not yet paid by the Tenant for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 27(f).

(g) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(h) Because the Premises are on the open market and are presently being shown, this Lease shall be treated as an offer with the Premises being subject to prior lease and such offer subject to the withdrawal or non-acceptance by Landlord or to other use of the Premises without notice, and this Lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

(i) All references in this Lease to “the date hereof” or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

(j) Time is of the essence of this Lease.

(k) In the event that Landlord shall default in the performance of Landlord’s obligations hereunder, the holder of a mortgage or the beneficiary of a deed of trust which includes the Premises shall have the right, but not the obligation, to perform or comply with any covenants, agreements and provisions violated in connection with such default. Further, if such holder or beneficiary notifies Tenant that such holder or beneficiary has taken over Landlord’s right under this Lease, Tenant shall not assert any right to deduct the cost of repairs or any monetary claims against Landlord theretofore accrued from rent thereafter due and payable, but shall look solely to Landlord and not such holder or beneficiary for satisfaction of such claim.

(l) This Lease does not create the relationship of partner or joint venturer between Landlord and Tenant.

(m) The laws of the State of North Carolina shall govern the interpretation, the validity, performance and enforcement of this Lease.

(n) (i) If Tenant is a corporation, the undersigned officer of Tenant does hereby warrant and certify to Landlord that Tenant is a corporation in good standing and duly organized under the laws of the State of North Carolina, or if chartered in a state other than the State of North Carolina, is a corporation in good standing and duly organized under the laws of such state and is authorized to do business in the State of North Carolina. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that such officer is authorized and empowered to bind the corporation to the terms of this Lease by such officer’s signature hereto.

(ii) If Tenant is a general or limited partnership, the undersigned general partner of Tenant does hereby warrant and certify to Landlord that Tenant is a general partnership or limited partnership, as the case may be, validly existing under the laws of the State of North Carolina, or if formed in a state other than the State of North Carolina, is a general partnership or limited partnership validly existing under the laws of such state and is authorized to do business in the State of North Carolina. The undersigned general partner of Tenant hereby further warrants and certifies to Landlord that such general partner is authorized and empowered to bind Tenant to the terms of this Lease by such general partner’s signature hereto.

(o) This Lease shall be executed in triplicate, each of which shall be deemed an original and complete of itself and may be introduced into evidence or used for any purpose without the production of any other copy.

(p) The provisions contained in the Rules and Regulations attached hereto, if any, are incorporated herein by reference and made a part of this Lease. In the event of any conflict between the printed portion of this Lease and the Rules and Regulations, the provisions of the Rules and Regulations shall govern and control.

(q) Although the printed provisions of this Lease were drafted by Landlord, such fact shall not cause this Lease to be construed either for or against Landlord or Tenant.

(r) This Lease may not be recorded. Upon the request and at the expense of Tenant, Landlord shall execute a memorandum of this Lease suitable for recording which shall omit the financial terms herein but which shall identify the Premises and the term of this Lease. Upon the expiration of this Lease, a recorded memorandum of this Lease may be canceled of record by a document executed by Landlord, or its successor in interest for such purpose.

(s) Upon reasonable request from the Landlord the Tenant shall provide to Landlord the latest available financial statements of the Tenant, as audited by its independent certified public accountants. Landlord covenants and agrees to keep confidential and not to disclose such financial statements to any third party without the prior written consent of the Tenant.

(t) No remedy conferred herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

(u) No provision of this Lease shall be deemed to waive any statutory or common law rights of Landlord to assert a lien upon property of Tenant.

(v) The provisions of this Lease and any information regarding Landlord, including, its upfit and construction process, and the materials and standards used shall be maintained confidential by Tenant, its agents, employees, officers, and legal and tax advisors; provided, however, Tenant may (i) share the aforesaid information with its agents, employees, officers, and legal and tax advisors with a need for such information provided that all such persons have been advised of the requirement that all such information be confidential to Landlord, or (ii) release any such information as required by a court order, subpoena, or by applicable law. Tenant acknowledges that the release of information concerning the contents of this Lease, or regarding Landlord to existing or prospective tenants of the Landlord or other third parties would cause damage to Landlord. Any deliberate, willful or intentional violation of the terms of this subparagraph (x) shall constitute an event of default under the Lease for which Landlord shall have recourse to any and all of the remedies set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first above written.

LANDLORD:

PALM COURT PROPERTIES

By:
Randal J. Stewart

By:
Anne J. Stewart

TENANT:

VERITEST, INC.

By:
Print Name:	Treasurer
Title:	David Dahn

Witness/Attest:

Print Name:	Mark _________
Title:	U.S. Procurement Mgr.

[CORPORATE SEAL]

EXHIBIT A

Suite B (as high-lighted in yellow)

Suite F and additional office adjacent to Suite F (as high-lighted in yellow)

133 Keybridge Morrisville NC

EXHIBIT B

RULES AND REGULATIONS

1. The sidewalks, common areas, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, and the streets, alleys or ways surrounding or in the vicinity of the Building shall not be obstructed by Tenant, even temporarily, or encumbered by Tenant or used for any purpose other than ingress to and egress from the Premises.

2. No awnings or other projections shall be attached to the outside walls of the Building.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building unless approved by Landlord. Signs on entrance doors shall, at Tenant’s expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without notice to Tenant or any liability therefor, and may charge the expense incurred by such removal to Tenant.

4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.

6. The bathrooms and plumbing fixtures shall not be used for any purposes other than those for which they were designed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the bathrooms or fixtures shall be the responsibility of Tenant.

7. Tenant shall not in any way deface any part of the Premises or the Building.

8. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises, or in the Building. No cooking shall be done or permitted by Tenant on the Premises except in conformity with all applicable laws, statutes, regulations and ordinances and then only in the area designated as a kitchen, if any, on the Premises of Tenant, which is to be primarily used by Tenant’s employees for heating beverages and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. All desks shall be serviced by chairs with rollers that are equipped with floor mats underneath each chair.

10. No space in the Building shall be used for the sale of merchandise, goods, or property of any kind at auction.

11. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

12. Neither Tenant, nor any of Tenant’s servants, employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant’s business offices.

13. No additional locks or bolts of any kind shall be placed upon any of the doors, walls, access ways, or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key or access card, as applicable, is delivered to Landlord. Tenant shall, upon the termination of its tenancy (i) return to Landlord all keys for the Premises and for any area of the Building, or common areas, either furnished to, or otherwise procured by Tenant, (ii) restore the locks, walls, access ways, windows, and doors to their original condition on the date of this Lease by removing any security measures installed by Tenant, repairing any damage to the Premises or to the Building as a result of the restoration and removal, and (iii) in the event of the loss of any keys furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost thereof.

14. Tenant shall not overload any floor.

15. Tenant shall not occupy or permit any portion of the Premises to be used for the possession, storage, manufacture or sale of liquor, narcotics, or tobacco in any form.

16. Tenant shall be responsible for all persons for whom it issues passes and/or keys and shall be liable to Landlord for all acts of such persons.

17. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

18. The requirements of Tenant will be attended to only by Landlord or the property manager of the Premises.

19. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

20. All paneling, and other wood products not considered furniture shall be of fire retardant materials.

21. No smoking is permitted in the Premises, or in the Building. Smoking is permitted outside the Building in designated smoking areas. All cigarette butts and other refuse should be placed in designated containers.

22. No weapons concealed or visible are permitted in the Premises, in the Building, or on the Land.

23. In the event the Premises constitute an outdoor patio, exterior generator area, or any open area adjacent to the Premises or on the Land designated under the Lease for the exclusive use of Tenant, Tenant shall use furniture and other equipment in any such areas in form, coloring, substance, design and quality subject to the prior approval of Landlord. In addition, any outdoor patio, exterior generator area, or other open area must be screened on all sides using materials in form, substance, coloring, design, and quality are subject to the prior approval of Landlord, and must be designed and constructed in accordance in accordance with plans and specifications that are subject to the prior approval of Landlord.

Whenever the above rules conflict with any of the rights or obligations of Tenant pursuant to the provisions of the Lease, the provisions of the Lease shall govern. Landlord shall not be responsible to Tenant or liable for the non-observance or violation of any of these Rules and Regulations by any other tenant.